Exhibit 10.1








July 28, 2006

Mr. Jack Africk
Evolution Partners
3700 Airport Road
Boca Raton, FL. 33431

Dear Jack:

I am pleased to inform you that the Company has agreed to amend the Consulting Agreement to increase, effective July 1, 2006, the compensation to $187,500 from the current $75,000. All other terms remain unchanged.

If this meets with your approval, please sign where indicated below.


Best Regards,

/s/ James Dobbins

James Dobbins


AGREED AND ACCEPTED

EVOLUTION PARTNERS

By     /s/ Jack Africk
   -------------------------
       Jack Africk